Exhibit 10.1

PROPERTY PURCHASE  AND SALE  AGREEMENT

DAVID  &  RICHARD  PROPERTIES  –  DOMINICAN  REPUBLIC

THIS  AGREEMENT  is  dated the      30 day  of  June,  2014.

BETWEEN:     CORPORACION  MINERA  SAN  JUAN, S.R.L.,

Calle  Manuel de  Jesus  Troncoso  #38,  apto.  A21,  Edificio  El Escorial,  Piantini.

Santo  Domingo  1000  Dominican  Republic

(“CMSJ”)

AND:                 Each  of  GEXPLO  S.R.L.  (“Gexplo”) and  SANTO  MINING  CORP.  (“SANP”)

Ave.  Sarasota  #20,  Torre  Empresarial,  Suite  1103,  Santo  Dominigo,

Dominican  Republic

(Gexplo  and  SANP  together the  “Vendor”)

WHEREAS  Gexplo  and  SANP  together  hold  a  100%  interest in  those two  mineral  exploration concession applications  for  the  mineral  properties  known  as  the  David  and  Richard  properties  (the  “Properties”),  as  more particularly  described  in  Schedule  “A”  hereto;

AND  WHEREAS  CMSJ  has  agreed  to  purchase  and  the  Vendor  has  agreed  to  sell  all  of  the  Vendor’s  interest in  the  Properties  in  accordance  with  the  terms  of  this  Agreement;

AND  WHEREAS  CMSJ  is  the  wholly  owned  subsidiary  of  Precipitate  Gold  Corp.  (“PRG”),  a  public company  listed  on  the  TSX  Venture  Exchange;

NOW  THEREFORE  THIS  AGREEMENT  WITNESSES  that  in  consideration  of  the  mutual  covenants  and agreements  herein  contained,  and  for purposes  of  documenting  the  mutual  understanding  among  the  parties, each  jointly  and  severally  agrees  as  follows,

1.          DEFINITIONS

1.1         In  this  Agreement and  in  the  Schedules  and  the  recitals  hereto:

“Applications”  mean  the  applications  made  by  the  Vendor  for  two  exploration  concessions  with  respect  to  the Properties,  as  made  to  the  Ministry  of  Industry  and  Commerce  of  the  Dominican  Republic,  or  such  other  rights and  interests the  Vendor may  have  with  respect to  the  Properties.

“Encumbrance”  means  any  encumbrance,  lien,  charge,  pledge,  mortgage,  title  retention  agreement,  security interest  of  any  nature,  adverse  claim,  exception,  restriction,  reservation,  option,  pre-emptive  right  or  privilege of  any  nature  or kind  whatsoever or any  contract  to  create  any  of  the  foregoing.

“Environmental  Laws”  means  any  statute,  bylaw  or  regulation  relating  to  protection  of  the  environment,  or any  lawful  order  under  any  of  them  and  any  common  law rule  giving  rise  to  liability  in  connection  with pollution.

“Exchange”  means  the  TSX  Venture  Exchange.

“Hazardous  Materials”  means  any  contaminant,  pollutant,  waste,  hazardous  material,  toxic substance, radioactive  substance,  petroleum  and  its  derivatives  and  by  products  and  other  hydrocarbons,  dangerous substances  and  dangerous  goods,  all as  identified  or defined  in  any  Environmental Laws.

“Properties”  means  those  two  mineral  claim  blocks  known  as  David  (comprising  1,400  hectares  more  or  less) and  Richard  (comprising  220  hectares  more  or  less),  (each  of  the  Properties  being  a  “Property”),  which  are  to form  the  basis  of  two  exploration  concessions  to  which  the  Applications  pertain;  all  as more particularly described  in  Schedule  “A”  hereto,  together  with  all  prospecting,  research,  exploration,  exploitation,  operating and  mining  permits,  licences  and  leases  associated  therewith,  mineral,  surface,  water  and  ancillary or appurtenant  rights  attached  or  accruing  thereto,  and  any  mining  licence  or  other  form  of  substitute  or  successor mineral  title  or  interest  granted,  obtained  or  issued  in  connection  with  or  in  place  of  or  in  substitution  for  any such  Properties  (including,  without  limitation,  any  Properties  issued  to  cover  any  internal  gaps  or  fractions  in respect of  such  ground).

“Property  Information”  means  all maps,  drill hole  logs,  assay  results,  reports,  data   and  other information compiled  or  prepared  by  or  on  behalf  of  the  Vendor  with  respect  to  work  on  or  with  respect  to  the  Properties, and  all core,  samples  and  sample  pulps  and  rejects.

2.          ACQUISITION  AND  DISPOSITION  OF  THE  PROPERTY

2.1         The  Vendor  hereby  agrees  to  sell,  transfer  and  assign  to  CMSJ  all  of  the  Vendor’s  right,  title  and interest in  and  to  the  Applications  and  the  Properties  for and  in  consideration  of  CMSJ:

     (a)       assuming  all of  the  Vendor’s  obligations  under its  Applications;

(b)       granting  to  the  Vendor  a  2.0%  net  smelter  return  royalty  in  any  future  production  from  the

Properties calculated  in  accordance  with  Schedule  “B”  hereto  (the  “Royalty”); and

(c)       delivering  to  the  Vendor  a  total  of  100,000  common  share  purchase  warrants  in  the  capital  of  PRG

(“Warrants”);

(collectively  the  “Purchase  Price”); to  be assumed,  granted,  issued  and  delivered  within  five  business  days following completion  of  all conditions  precedent  set out in  section  4.1  hereto.

2.2         As  to  CMSJ’s  assumption  of  the  Vendor’s  obligations  under  its  Applications,  CMSJ  agrees  to  assume the  Vendor’s  exploration  budget  obligations  included  in  the  Vendor’s  current  Applications  or  amend  the  same to  include a exploration budget  that  will  be acceptable to  the  Ministry of  Industry and  Commerce of  the Dominican  Republic.

2.3        As  to  the  Royalty,  (i)  it  will  apply  to  all  base  and  precious  metals,  rare  earth  minerals  and  gems produced  from  the  Properties,  (ii)  at  any  time,  CMSJ  may  purchase  some  or  all  of  the  Royalty  for  the  price  of US$500,000for  each  one-quarter  of  the  Royalty  (0.5%  NSR)  acquired  (total  purchase  price  of  US$2,000,000); and  (ii)  the  Vendor  will  advise  CMSJ  as  to  the  allocation  between  Gexplo  and  SANC  of  payments  to  be  made by  CMSJ  under the  Royalty.

2.4         The  Vendor  will  advise  CMSJ  as  to  the  allocation  between Gexplo  and  SANC  of  the  Warrants  to  be issued  pursuant  to  section  2.1(c).   Each  Warrant  will  entitle the holder  to  acquire one common share in the capital  of  PRG  (“Warrant  Shares”)  at  the  exercise  price  of  C$0.30  per  share  for  a  period  of  three  months from  the  date  of  issue.  The  certificates  representing  the  Warrants  will,  among  other  things,  include  provisions for  the  appropriate  adjustment  in  the  class,  number  and  price  of  the  shares  issued  on  exercise  of  the  Warrants upon  the  occurrence  of  certain  events,  including  any  subsequent  subdivision,  consolidation  or  reclassification of  PRG’s common  shares,  the  payment of  stock  dividends  or any  business  reorganization  of  PRG.

2.5         Should  the  Vendor  exercise  any  of  the  Warrants  and  thereafter  seek  to  sell  some  or  all  of  the  Warrant Shares,  it will first notify  PRG  of  the  same  and  allow  PRG  at  least  10  calendar  days  to  arrange  for  buyers  of the  Warrant Shares.   The  purpose  of  this  section  to  allow  PRG  to  manage  the  market  for  its  common  shares; and  PRG  will not  be  obliged  to  arrange  buyers  for  the  Warrant  Shares  and  the  Vendor  will  not  be  obliged  to accept any  offer to  buy  the  same.

3.          REPRESENTATIONS  AND  COVENANTS  OF  THE  PARTIES

3.1       The  Vendor  hereby  represents  and  covenants  to  CMSJ  that:

(a)      Gexplo  is  a  company  duly  incorporated  under  the  laws  of  the  Dominican  Republic,  and  is  a  valid  and subsisting  company  in  good  standing  with  all applicable  governmental  authorities.

(b)     SANC  is  a  company  duly  incorporated  under  the  laws  of  Nevada,  USA,  and  is  a  valid  and  subsisting company  in  good  standing  with  all applicable  governmental  authorities.

(b)    It  has  the  full  power,  capacity  and  authority  to  enter  into  and  perform  its  obligations  under  this

Agreement and  any  agreement or instrument referred  to  or contemplated  herein.

(c)      Neither  the  execution  and  delivery  of  this  Agreement  nor  any  of  the  agreements  referred  to  herein  or contemplated  hereby,  nor  the  consummation  of  the  transactions  hereby  contemplated  conflict with, result  in  the  breach  of  or  accelerate  the  performance  required  by,  any  agreement  to  which  either Gexplo  or SANC  is  a  party.

(d)     The  Vendor  is  the  sole  holder  of  all  right,  title  and  interest  in  and  to  the  Applications;  and  there  are  no adverse  claims  or  challenges  against  or  to  the  ownership  or  title  to  either  the  Applications  or  rights  to the Property  areas,  nor to  the  best of  the  Vendor’s  knowledge  is  there  any  basis  therefor.

(e)      There  are  no  Encumbrances  affecting  either  of  the  Applications  or  the  Properties  (other  than  surface rights held  by third  parties,  and  royalties,  duties,  assessments and  amounts paid  to  governmental authorities  in  the  normal course).

(f)      To  the  Vendor’s  knowledge,  the  Applications  have  been  duly  and  properly  prepared  and  submitted  in accordance  with  applicable  mining  law  in  the  Dominican  Republic.

(g)      There  is  no  litigation,  claim  or  proceeding,  including  appeals  or  applications  for  review,  in  progress  or (to  the  best  of  the  Vendor’s  knowledge)  pending  or  threatened  against  or  relating  to  either  Gexplo  or SANC,  or  affecting  the  Applications  or  the  Vendor’s  interests  in  the  Properties  before  any  domestic court,  governmental  department,  commission,  board,  bureau  or  agency,  or  arbitration  panel,  and  there is  not  presently  outstanding  against  Gexplo,  SANC  or  the  Properties  any  judgment,  decree,  injunction, rule  or  order  of  any  court,  governmental  department,  commission,  agency  or  arbitrator which materially  adversely  affects  the  Applications  or the  Properties.

(h)      To  the  best of  the Vendor’s  knowledge,  it is  not  in  breach  of  any  law,  ordinance,  statute,  regulation, bylaw,  order,  decree,  or permit to  which  it is  subject or which  applies  to  it.

(i)     Each  of  the  Applications  (i)  was  duly  and  validly  applied  for  and  registered  with  the  applicable  mining authorities  pursuant  to  all  applicable  laws  and  regulations;  (ii)  is  accurately  described  in  Schedule  “A” hereto;  and  (iii) is  free  and  clear of  all liens,  charges,  royalties  and  encumbrances.

(j)     There  are  no  outstanding  agreements  or  options  to  acquire  or  purchase  any  interest  in  any  of  the Properties,  or  to  explore,  develop  or  exploit  any  part  of  the  Properties,  and  no  person  has  any  royalty or other interest whatsoever in  the  Properties  or any  production  therefrom.

(k)      There  are  no  pending  or  threatened  actions,  suits,  claims  or proceedings regarding the  Properties  or any  portion  thereof.

(l)     The  Vendor  has  (i)  paid  all  applicable  taxes  due  and  payable  in  the  Dominican  Republic,  and  (ii)  paid all assessments  and  reassessments  due  and  payable  in  respect of  such  taxes.

(m)    There  is  not  pending  or,  to  the  best  of  the  knowledge  of  the  Vendors,  threatened  or  contemplated,  any suit,  action,  legal proceeding,  litigation  or governmental investigation  of  any  sort which  would:

(i)      in  any  manner  restrain  or  prevent  the  Vendor  from  effectually  or  legally  indirectly  selling  its interests  in  the  Applications  or  rights  in  and  to  the  Properties  to  CMSJ  in  accordance  with  this Agreement;

(ii)      cause  any  Encumbrance  to  be  attached  to  the  Applications  or the  Properties; or

(iii)      make CMSJ  liable  for damages  to  any  third  party.

(n)     To  the  best  of  its  knowledge  after  reasonable  inquiry,  (i)  no  Hazardous  Substance  has  been  placed, held,  located,  used  or  disposed  of,  on,  under  or  at  any  of  the  lands  comprising  the  Properties  by  any person,  and  (ii) no  claim  has  ever been  asserted  and  there  are  no  present  circumstances  which  could reasonably  form  the  basis  for the  assertion  of  any  claim  for  losses  of  any  kind  as  a  direct  or  indirect result  of  the  presence  on  or  under  or  the  escape,  seepage,  leakage,  spillage,  discharge,  emission or release  from  any  of  the  Properties  of  any  Hazardous  Substance.

(o)     There  are  no  outstanding  work  orders  or  actions  required  or  reasonably  anticipated  to  be  required  to  be taken  in  respect  of  the  rehabilitation  or  restoration  of  any  of  the  Properties  or  relating  to  environmental matters  in  respect thereof  or any  operations  thereon,  nor has  the  Vendor received  notice  of  same.

(p)     To  the  best  of  its  knowledge,  all  previous  exploration  on  the  Properties  has  been  carried  out  in accordance  with  applicable  law  in  a  sound  and  workmanlike  manner and  in  compliance  with  sound geological and  geophysical exploration  and  mining,  engineering  and  metallurgical practices.

     (q)    There  is  no  adverse  claim  or  challenge  against the  Applications  or to  the  ownership  of  or  title  to  the Properties,  nor to  its  knowledge  is  there  any  basis  therefore.

     (r)     There  has  been  no  notice  from  any  governmental  agency  of  any  intention  of  expropriating  the Properties  for the  purpose  of  converting any  or all of  it into  any  protected  area  such  as  a  park.

(s)      To  the  best  of  their knowledge,  there  has  been  no  notice  from  any  person  or group  of  any  claim  for possession  or occupation  of  the  Properties.

(t)     To  the  best  of  its  knowledge,  there  are  no  restrictions  to  access  to  the  Properties  along  existing roadways.

(u)      The  Vendor  does  not  have  any  information  or  knowledge  of any  facts  pertaining  to  the  Applications, the  Properties,  the  title  thereto,  or  substances  thereon  or  therefrom,  not  disclosed  in  writing  to  CMSJ, which  if  known  to  CMSJ  might  reasonably  be expected  to  deter  CMSJ  from  completing the transactions  contemplated  hereby.

3.2       CMSJ  hereby  represents  and  covenants  to  the  Vendor  that:

     (a)    it  has  the  full  power,  capacity  and  authority  to  enter  into  and  perform  its  obligations  under  this Agreement and  any  agreement or instrument referred  to  or contemplated  herein;

(b)     neither the  execution  and  delivery  of  this  Agreement  nor  any  of  the  agreements  referred  to  herein  or contemplated  hereby,  nor  the  consummation  of  the  transactions  hereby  contemplated  conflict with, result  in  the  breach  of  or  accelerate  the  performance  required  by,  any  agreement  to  which  it  is  a  party;

(c)      it  is  a  wholly  owned  subsidiary  of  PRG;  and  PRG’s  common  shares  are  listed  and  posted  for  trading on  the  Exchange,  and  it is  in  good  standing  with  each  of  the  British  Columbia,  Alberta,  Ontario  and Yukon  Securities  Commissions  and  the  Exchange.

3.3        The  representations  and  warranties  set  out  herein  are  conditions  on  which  the  parties  have  relied  in entering  into  this  Agreement  and  will  survive  the  closing  hereof,  and  each  of  the  parties  will indemnify  and save  the  other  harmless  from  all  loss,  damage,  costs,  actions  and  suits  arising  out  of  or  in  connection  with  any breach  of  any  representation,  warranty,  covenant,  agreement  or  condition  made  by it  and  contained  in this Agreement.

3.4         The  Vendor  covenants  and  agrees  with  CMSJ  that up  to  and  including  the  closing:

(a)     the  Vendor  will  provide  or  make  available  to  CMSJ  and  its  authorized  representatives  all  Property

Information  relating  to  the  Applications  and  the  Properties,  and

(b)     the  Vendor  will  permit  CMSJ,  and  its  authorized  representatives,  to  make  such  investigation  of  the Properties  and  the  Applications  as  CMSJ  deems  necessary  or  advisable  to  familiarize  itself  with  such matters  and  to  have  reasonable  access  to  all  records,  documents  and  other  information  related  thereto.

4.           CONDITIONS  PRECEDENT

4.1         This  Agreement,  and  the  obligations  of  the  parties,  are  subject to:

(a)      completion  of  CMSJ’s  due  diligence  review,  to  CMSJ’s  satisfaction,  to  be  completed  within  30  days following  receipt of  all  Property  Information  from  the  Vendor.  CMSJ will  advise  the  Vendor  of  its decision  to  accept  or reject  the purchase of  the Properties on or before the end  of  the said  30  day period; and

(b)      receipt  of  Exchange  approval.  CMSJ  agrees  to  cause  PRG  to  make  application  for  Exchange  approval forthwith  following  execution  of  this  Agreement;  and  to  advise  the  Vendor  of  all  correspondence  with the  Exchange.

5.           CLOSING

5.1         Upon  payment of  the  Purchase  Price  in  full,  the  Vendor  will:

(a)      do  all  things  necessary  to  transfer  title  of  the  Applications  and  the  Properties  to  CMSJ,  and  to  have  the same  registered  in  the  name  of  CMSJ  or its  nominee; and

(b)     transfer  and  deliver  to  CMSJ  all  Property  Information,  either  in  its  possession  or  which  it can reasonably  obtain.

6.          SHARING  OF  AND  CONFIDENTIAL  NATURE  OF  INFORMATION

6.1         Each  party  agrees  that  all  information  obtained  hereunder  will  be  the  exclusive  property  of  the  parties and  not  publicly  disclosed  or  used  other  than  for  the  activities  contemplated  hereunder  except  as  required  by law  or  by  the  rules  and  regulations  of  any  regulatory  authority  or  stock  exchange  having  jurisdiction  or  with  the written  consent of  the  other party,  such  consent not to  be  unreasonably  withheld.   Should  CMSJ  elect  not  to complete  the  purchase  of  the  Applications  and  the  Properties  following  its  due  diligence  review,  it  will  return all Property  Information  provided  to  it  by  the  Vendor;  and  all  information  reviewed  by  CMSJ during  its  due diligence  review  will be  and  remain  confidential  and  the  sole  property  of  the  Vendor.

7.         ASSIGNMENT

7.1         Either  party  may  at  any  time  assign  or  transfer  any  or  all  of  its  interest  herein,  provided  such  assignee agrees  to  abide  by  and  be  bound  by  the  terms  of  this  Agreement  in  the  same  manner  and  to  the  same  effect  as  if an  original signatory  hereto.

8.          NOTICES

8.1         Any  notice,  direction  or  other  instrument  required  or  permitted  to  be  given  under  this  Agreement  will be  in  writing  and  may  be  given  by  the  delivery  of  the  same  or  by  mailing  the  same  by  prepaid  registered  or certified  mail  or  by  sending  the  same  by  facsimile,  e-mail  or  other  similar  form  of  communication,  in  each  case addressed  to  the  address  first listed  above  or the  following  facsimile  numbers  or e-mail addresses:

(a)     If  to  CMSJ  at fax: 604-558-1590; or email:  jwilson@precipitategold.com

(b)    If  to  the  Vendor  at fax: ●; or  email: afrench@santominingcorp.com

8.2         Any  notice,  direction  or other instrument will:

(a)     if  delivered,  be  deemed  to  have  been  given  and  received  on  the  day  it was  delivered;

(b)      if  mailed,  be  deemed  to  have  been  given  and  received  on  the  fifth  (5th)  business  day  following  the  day of  mailing,  except  in  the  event  of  disruption  of  the  postal  service  in  which  event  notice  will  be  deemed to  be  received  only  when  actually  received; and

(c)      if  sent  by  facsimile,  email  or  other  similar  form  of  communication,  be  deemed  to  have  been  received by  that party upon  the  sending  party  receiving  electronic  confirmation  of  delivery.

8.3         Any  party  may  at any  time  give  to  the  others  notice  in  writing  of  any  change  of  address  of  the  party giving  such  notice  and  from  and  after  the  giving  of  such  notice  the  address  or  addresses  therein  specified  will be  deemed  to  be  the  address  of  such  party  for the  purposes  of  giving  notice  hereunder.

9.          GENERAL

9.1         The  parties  will  execute  such  further  and  other  documents  and  do  such  further  and  other  things  as  may be  necessary  or convenient to  carry  out and  give  effect to  the  intent of  this  Agreement.

9.2         This  Agreement  will  enure  to  the  benefit  of  and  be  binding  upon  the  parties  hereto  and  their  respective successors  and  assigns.

9.3         This  Agreement  shall  constitute  the  entire  agreement  between  the  parties  and,  except  as  hereafter  set out,  replaces  and  supersedes  all  prior  agreements,  memoranda,  correspondence,  communications,  negotiations and  representations,  whether  oral  or  written,  express  or  implied,  statutory  or  otherwise  between  the  parties  with respect to  the  subject matter herein.

9.4         This  Agreement  will  be  governed  by  and  construed  according  to  the  laws  of  British  Columbia  and  the laws  of  Canada  applicable  therein.  All  actions  arising  from  this  Agreement  will  be  commenced  and  maintained in  the  Supreme  Court of  British  Columbia.

7

IN WITNESS WHEREOF the parties hereto have executed these presents as of the date first above written.

CORPORACION MINERA SAN JUAN, S.R.L.
By Its Authorized Signatory:

GEXPLO S.R.L.
By Its Authorized Signatory:

SANTO MINING CORP.
By Its Authorized Signatory:

{00146734:1}

SCHEDULE  “A”

PROPERTIES

The  Properties  consists  of  Applications  for  exploration concessions  for two  contiguous  claim  blocks;  located  in  the  Dominican  Republic,  as  follows:

			Registered	Date of
Claim Name David	Folio # S9-119	Hectares 1,400	Applicant Gexplo S.R.L.	Application June 28, 2012
Richard	S9-093	220	Gexplo S.R.L.	May 23, 2012

SCHEDULE  “B”

NET SMELTER  RETURN  ROYALTY

1.    Pursuant  to  the  Property  Purchase  and  Sale  Agreement  to  which  this  Schedule  is  attached,  the  Vendor  (the “Recipient”)  may  receive  a  Net  Smelter  Return  royalty  (the  “NSR  Royalty”)  based  on  proceeds  received by  CMSJ  (the  “Producer”)  from  production  from  the  Properties  as  described  in  Schedule  “A” of  the Agreement,  free  and  clear of  all costs  of  development and  operations.

2.    “Net  Smelter  Return”  shall  mean  the  actual  proceeds  received  by  the  Producer  from  any  mint,  smelter,  or other  purchaser  for  the  sale  of  ores,  metals,  minerals,  gems  or  concentrated  products  (“Product”)  from  the Properties  derived  from  commercial  production  (and  not  from  bulk  sampling  or  pilot  plant  operations)  and sold  after deducting  from  such  proceeds  the  following  charges  to  the  extent that  they  were  not  deducted from  such  proceeds  by  the  purchaser  in  computing  payment:  smelting  and  refining  charges;  penalties;  cost of  transportation  of  ores,  metals  or  concentrates  from  the  Properties  to  any mint,  smelter or other purchaser;  and  any  export  and  import  taxes  on  said  ores,  metals  or  concentrates  levied  by  the  country  into which  such  ore,  metals  or  concentrates  are  imported,  if  such  charges  or  costs  are  deducted  from the proceeds  received.

3.    Payment  of  the  NSR  Royalty  shall  be  made  quarterly  within  30  days  after  the  end  of  each  fiscal  quarter  of the  Producer,  on  actual proceeds  received  by  the  Producer  from  the  sale  of  Product  from  the  Properties, and  shall  be  accompanied  by  unaudited  calculations  and  statements  pertaining  to  the  operations  carried  out on  the  Properties.   Within  90  days  after  the  end  of  each  fiscal  year  of  the  Producer  in  which the NSR Royalty  is  payable,  the  records relating to  the calculation of  Net  Smelter Return for such year shall  be audited  and  any  resulting  adjustments  in  the  payment  of  the  NSR  Royalty  payable  shall  be  made  forthwith. A copy  of  the  said  audit  shall  be  delivered  to  the  Recipients  within 30  days of  the end  of  such 90-day period.

4.    Each  annual  audit  shall  be  final  and  not  subject  to  adjustment  unless  the  Recipients  deliver  to  the  Producer written  exceptions  in reasonable detail  within three months after the Recipients  receive the report.  The Recipients,  or  their  representatives  duly  authorized  in  writing,  shall  at  their  expense  have  the  right  to  audit the  books  and  records  of  the  Producer  related  to  the  Net  Smelter  Return  to  determine  the  accuracy  of  the report,  but  shall  not  have  access  to  any  other  books  and  records  of  the  Producer.   The  audit  shall  be conducted  by  a  chartered  or  certified  public  accountant  of  recognized  standing  (the  “Auditor”).   The Producer  shall  have  the  right  to  restrict  access  to  its  books  and  records  until  execution  of  a  written agreement by  the  Auditor  that  all  information  will  be  held  in  confidence  and  used  solely  for  purposes  of audit  and  resolution  of  any  disputes  related  to  the  report.  A  copy  of  the  Auditor’s  report  shall  be  delivered to  the  Producer  and  the  amount  which  should  have  been  paid  according  to  the  Auditor’s  report shall be paid  forthwith,  one  party  to  the  other.   In  the  event  that  the  said  discrepancy  is to  the detriment  of  the Recipients  and  exceeds  5.0%  of  the  amount  actually  paid  by  the  Producer,  then  the  Producer  shall  pay  the entire  cost of  the  audit.

5.    In  the  event  smelting  or  refining  are  carried  out  in  facilities  owned  or  controlled,  in  whole  or  in  part,  by  the Producer,  charges,  costs  and  penalties  with  respect  to  such  operations,  excluding  transportation,  shall  mean reasonable  charges,  costs  and  penalties for such operations but  not  in excess of  the amounts that  the Producer  would  have  incurred  if  such  operations  were  carried  out  at  facilities  not  owned  or  controlled  by the  Producer then  offering  comparable  custom  services.

6.  The  Recipients  shall  at  their  election  have  the  right  to  take  their  NSR  Royalty  in  kind  as  it  may  pertain  to precious  metals  defined  as  gold  and  platinum  group  elements,  in  whole  or in  part.